Exhibit 99.1

   Alaska Communications Systems Announces Quarterly Cash Dividend

    ANCHORAGE, Alaska--(BUSINESS WIRE)--Sept. 15, 2006--Alaska Communications Systems Group, Inc. ("ACS") (NASDAQ:ALSK) today announced its board of directors declared a quarterly cash dividend of $0.215 per share on the company's common stock.
    The third quarter dividend is payable on October 18, 2006 to stockholders of record on the close of business on September 29, 2006. The company had approximately 42.1 million shares of common stock outstanding as of August 1, 2006.

    About Alaska Communications Systems

    ACS is the leading integrated communications provider in Alaska, offering local telephone service, wireless, long distance, data, and Internet services to business and residential customers throughout Alaska. More information can be found on the company's website at www.acsalaska.com or at its investor site at www.alsk.com.

    CONTACT: Alaska Communications Systems Group
             Corporate Communications:
             Meghan Stapleton, 907-297-3000
             meghan.stapleton@acsalaska.com
             Jeaneen Gill, 907-297-3000
             jeaneen.gill@acsalaska.com
             or
             Lippert/Heilshorn & Associates
             Investors:
             Kirsten Chapman, 415-433-3777
             kirsten@lhai-sf.com